Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-212785) on Form S-3 of SunCoke Energy, Inc. and the Registration Statement (Nos. 333-183015, 333-179804 and 333-176403) on Form S-8 of SunCoke Energy, Inc. of our report dated February 18, 2016, with respect to the consolidated financial statements of SunCoke Energy, Inc. for the year ended December 31, 2014, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Chicago, Illinois
February 16, 2017